Exhibit 99.1

EnerSys Announces Preliminary Results for 2nd Quarter of Fiscal 2010 and Earnings Guidance for the 3rd Quarter

Reading, PA, USA, October 27, 2009—EnerSys (NYSE: ENS) the world’s largest manufacturer, marketer and distributor of industrial batteries, announced today preliminary results for the second quarter of fiscal 2010. The Company expects to report net sales of approximately $367 million and net earnings of $12.9 million, or $0.26 per diluted share. These earnings include pre-tax highlighted items totaling $4.0 million for restructuring and acquisition related costs, which is equivalent to $2.8 million after tax, or $0.06 per diluted share. Therefore, on an adjusted, non-GAAP basis, second quarter net earnings are expected to be $15.7 million, or $0.32 per diluted share. This compares to our previous guidance of $0.25 to $0.29 per diluted share on an adjusted, non-GAAP basis.

The company also announced that it anticipates diluted earnings per share of $0.29 to $0.33 for the third quarter of fiscal 2010. This includes expected highlighted items of approximately $0.06 per diluted share for restructuring and acquisition related costs. Therefore, on an adjusted, non-GAAP basis, third quarter net earnings per diluted share are expected to be between $0.35 and $0.39.

The Company will discuss this information at a meeting of investors tomorrow, October 28, 2009. The Company also confirms that it intends to release its full earnings report for the second quarter, along with its Quarterly Report on Form 10-Q, after the close of business on October 29, 2009.

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities associated with its acquisitions and those charges and credits that are not directly related to operating unit performance and are unusual in nature. Because these charges are incurred as a result of an acquisition and in connection with secondary offerings on behalf of certain of our stockholders, they are not a valid measure of the performance of our underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

As previously announced EnerSys will host a conference call to discuss the Company’s second quarter and six months results for fiscal 2010 on Friday, October 30, at 9:00 a.m. Eastern Time. The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Friday October 30, 2009
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	866-356-3093
International Dial-In Number:	617-597-5381
Passcode:	43230260

A replay of the conference call will be available from 12:00 p.m. on October 30, 2009 through midnight on November 29, 2009.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	93712706

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2009. No undue reliance should be placed on any forward-looking statements.